May 27, 2003




E.J. von Schaumburg
15 Manor Drive
Morristown, NJ 07960


Dear E.J.,

As you are aware, the Bonus Share Agreement mutually executed on November 13, 2002 states that if you achieve an Invisinet gross margin of $375,000 in the one-year period from November 14, 2002 to November 13, 2003, then you will be entitled to receive 75,000 WPCS shares of common stock. The Agreement also states that if you achieve $450,000 in the one-year period from November 14, 2003 to November 13, 2004, you would receive another 75,000 WPCS shares of common stock. Your efforts indicate that these goals will be accomplished.

However, per our discussion, in order to avoid a significant tax liability for the bonus shares, we have mutually agreed to void the Bonus Share Agreement dated and executed on November 13, 2002 and replace the Bonus Share Agreement with the enclosed stock option plan to purchase 300,000 shares of WPCS common stock at the May 27, 2003 closing price of $.45 per share. This option agreement is offered to you with no performance parameters required on your behalf.

You will need to place an authorized signature on the Option Agreement, the 2002 Stock Option Plan that identifies all the parameters and this letter. Please return the documents to WPCS for acceptance and countersignature. We will then mail you your copies. If you have any questions, please contact me.

By accepting and signing this letter and the enclosed stock option agreement, you agree to void the Bonus Share Agreement dated on November 13, 2002. I want to thank you for all that you have done thus far to support the success of WPCS. I truly appreciate your contribution to the company's success and hope that we can continue to work together in building shareholder value for WPCS.

IN WITNESS WHEREOF, the parties have executed the understanding contained herein on the date set forth below:





/s/ Andrew Hidalgo                                /s/ E.J von Schaumburg
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Andrew Hidalgo, Chairman                          E.J. von Schaumburg
WPCS International Incorporated



5/27/03                                           5/27/03
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Date                                              Date